News For Release: 8:45 a.m. ET October 29, 2008	General Motors Corporation	GM Communications Detroit, Mich., USA media.gm.com

Exhibit 99.1

GM Announces Third Quarter Global Sales of

2.1 Million Vehicles, Setting Records in Two Regions

o	Chevrolet posts growth in emerging markets, sales up 3 percent outside North America
o	Cadillac sales outside North America up 16.3 percent

DETROIT – Record-setting sales performance in GM’s Latin America, Africa and Middle East and Asia Pacific regions during the third quarter of 2008 helped General Motors sell more than 2.1 million vehicles globally during the third quarter 2008. Compared with the third quarter of 2007, GM’s total sales were down 11.4 percent, reflecting continuing economic pressures in the U.S. market, which pushed North America sales down 18.9 percent, and growing pressure in Europe, where sales were down 12.3 percent. Sales of 1.286 million vehicles outside the U.S. accounted for nearly 61 percent of GM’s total global sales volume compared with just over 56 percent a year ago.

GM sold 6.7 million vehicles in the first nine months of 2008. Sales outside of North America grew by 164,000 vehicles during the same period. On a year-over-year basis, GM total global sales were down 5.8 percent for the first nine months of 2008, again, largely reflecting the economic pressures of the U.S. and Western European markets.

GM Continues Growth in Emerging Markets

“The recent challenges in the global financial markets, including credit tightening and the drop in commodity prices, have negatively impacted market demand. However, our sales performance shows that we are continuing to take advantage of new emerging market opportunities and are meeting customer needs with fuel-efficient products that offer compelling design and great value,” Jonathan Browning, vice president, global sales, service and marketing, said today.

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“Our sales performance during the third quarter saw increases by Chevrolet outside North America and Wuling and GM Daewoo regionally,” Browning added.

Chevrolet sales in Asia Pacific, the industry’s second-largest region, grew 5.3 percent compared with the third quarter a year ago. Chevrolet sales in China (up 4.3 percent) and India (up 4.9 percent) powered much of this growth. The Wuling brand continued strong growth in China with sales up 21.9 percent in the third quarter compared to the same period a year ago.

In the Latin America, Africa and Middle East region – a traditional Chevrolet stronghold where the Captiva recently won Best of Show at the International Sao Paulo auto show – sales grew 3.4 percent compared with the third quarter 2007. Chevrolet accounted for 90 percent of GM’s third quarter sales in the region.

Chevrolet sales in Europe also contributed to the brand’s solid third-quarter results, growing 2.7 percent. Chevrolet is seeing strong growth in emerging markets including Eastern Europe. Chevrolet was up 6.2 percent for the first nine months of the year in Russia. In addition, Opel sales in Russia increased by 39 percent, while Saab increased 90.4 percent.

Chevrolet sales in North America were down 16.6 percent; however, GM added production capacity to satisfy the strong demand for the all-new Malibu sedan.

Sales of Cadillac outside of the United States grew 10.7 percent in the third quarter, supported by strong growth of the brand in Latin America, Africa and Middle East (up 10 percent) and Asia Pacific (up 39.2 percent). Cadillac sales in Europe were down 9.3 percent. In North America, Cadillac sales declined about 28 percent, largely reflecting the negative impact of the financing environment in the luxury vehicle market.

Note: Global sales results are based on preliminary numbers reported and have been rounded.

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General Motors Corp. (NYSE: GM), the world’s largest automaker, has been the annual global industry sales leader for 77 years. Founded in 1908, GM today employs about 266,000 people around the world. With global headquarters in Detroit, GM manufactures its cars and trucks in 34 countries. In 2007, nearly 9.37 million GM cars and trucks were sold globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, HUMMER, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Note: GM sales and production results are available on GM Media OnLine at http://media.gm.com by clicking on News, then Sales/Production. In this press release and related comments by General Motors management, we use words like “expect,” “anticipate,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions to identify forward-looking statements, representing our current judgment about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: market acceptance of our products; shortages of and price increases for fuel; significant changes in the competitive environment and the effect of competition on our markets, including on our pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; and changes in general economic conditions. GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on Form 10-Q or 8-K.

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Contact:

John McDonald

GM Corporate News

313-667-3714 (office)

313-418-2139 (mobile)

John.m.mcdonald@gm.com

General Motors Corporation

Global Vehicle Sales1

	Q3		CYTD
	2008	2007	% Chg	2008	2007	% Chg
GMNA
Chevrolet	583,844	700,391	-16.6	1,734,248	2,039,738	-15.0
GMC	124,904	156,197	-20.0	352,218	436,278	-19.3
Pontiac	103,470	135,329	-23.5	320,137	375,143	-14.7
Saturn	63,249	69,730	-9.3	174,351	209,694	-16.9
Cadillac	43,090	59,494	-27.6	137,133	162,456	-15.6
Buick	45,875	57,594	-20.3	126,632	156,471	-19.1
HUMMER	6,861	16,487	-58.4	24,158	45,084	-46.4
Saab	5,912	9,284	-36.3	18,837	27,661	-31.9
Opel/Vauxhall	599	473	26.6	1,517	1,512	0.3
Other	0	1,173	0	0	7,906	0
Total	977,804	1,206,152	-18.9	2,889,231	3,461,943	-16.5
GME
Opel/Vauxhall	326,844	388,686	-15.9	1,174,534	1,251,457	-6.1
Chevrolet	116,520	113,492	2.7	386,611	331,320	16.7
Saab	14,292	19,296	-25.9	53,805	64,604	-16.7
Cadillac	1,128	1,243	-9.3	3,746	3,591	4.3
HUMMER	408	590	-30.8	1,781	1,614	10.3
Other	27	177	-84.7	142	820	-82.7
Total	459,219	523,484	-12.3	1,620,619	1,653,406	-2.0
GMLAAM
Chevrolet	308,819	297,440	3.8	906,329	798,986	13.4
GMC	11,870	8,019	48.0	34,751	24,605	41.2
Other	9,658	9,781	-1.3	31,900	26,805	19.0
Opel/Vauxhall	9,482	12,775	-25.8	31,587	37,734	-16.3
Cadillac	946	860	10.0	3,602	2,682	34.3
HUMMER	821	1,319	-37.8	3,024	3,014	0.3
Buick	167	181	-7.7	596	724	-17.7
Saab	113	107	5.6	349	351	-0.6
Total	341,876	330,482	3.4	1,012,138	894,901	13.1
GMAP
Wuling[2]	127,637	104,669	21.9	457,479	384,388	19.0
Chevrolet	73,910	70,221	5.3	242,835	196,947	23.3
Buick	65,144	80,058	-18.6	211,683	237,556	-10.9
Holden	34,733	39,231	-11.5	106,998	121,175	-11.7
Daewoo	30,629	29,255	4.7	101,837	99,978	1.9
Cadillac	2,250	1,616	39.2	6,229	5,582	11.6
Saab	621	946	-34.4	2,462	3,004	-18.0
Opel/Vauxhall	392	1,044	-62.5	2,153	4,002	-46.2
HUMMER	312	125	149.6	1,339	375	257.1
Other	233	328	-29.0	748	741	0.9
Total	335,861	327,493	2.6	1,133,763	1,053,748	7.6

GLOBAL
Chevrolet	1,083,093	1,181,544	-8.3	3,270,023	3,366,991	-2.9
Opel/Vauxhall	337,317	402,978	-16.3	1,209,791	1,294,705	-6.6
Wuling	127,637	104,669	21.9	457,479	384,388	19.0
GMC	136,774	164,216	-16.7	386,969	460,883	-16.0
Buick	111,186	137,833	-19.3	338,911	394,751	-14.1
Pontiac	103,470	135,329	-23.5	320,137	375,143	-14.7
Saturn	63,249	69,730	-9.3	174,351	209,694	-16.9
Cadillac	47,414	63,213	-25.0	150,710	174,311	-13.5
Holden	34,733	39,231	-11.5	106,998	121,175	-11.7
Daewoo	30,629	29,255	4.7	101,837	99,978	1.9
Saab	20,938	29,633	-29.3	75,453	95,620	-21.1
HUMMER	8,402	18,521	-54.6	30,302	50,087	-39.5
Other	9,918	11,459	-13.4	32,790	36,272	-9.6

Total	2,114,760	2,387,611	-11.4	6,655,751	7,063,998	-5.8

Notes

(1)	Quarterly sales data is preliminary and subject to change
(2)	We own 34% of SGMW and under the joint venture agreement have significant rights as a member as well as the contractual right to report SGMW global sales in China as part of our global market share.